POWER OF ATTORNEY

       Know all men by these presents, that the undersigned hereby constitutes and appoints each of Joseph R. Gette, Greg E. Gordon and Jackie Myers, signing singly, the undersigned's true and lawful attorney-in-fact, to:

       (1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any rule or regulation of the SEC;

       (2) if directed by the undersigned, act as an account administrator for the undersigned's Electronic Data Gathering and Retrieval ("EDGAR") system account, including: (i) appoint, remove and replace account administrators, account users, technical administrators and delegated entities; (ii) maintain the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintain, modify and certify the accuracy of information on the undersigned's EDGAR account dashboard; (iv) act as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

       (3) act as a delegated administrator for the undersigned's EDGAR account, including: (i) appoint, remove and replace delegated account admin-istrators and users; (ii) maintain the security of the undersigned's EDGAR account; and (iii) any other actions contemplated by Rule 10 of Regulation S-T with respect to delegated entities;

       (4) obtain, as the undersigned's representative and on the under-signed's behalf, information regarding transactions in the Company's equity securities from any third party, including PPG Industries, Inc. (the "Company") and any brokers, dealers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact;

       (5) cause the Company to accept a delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delega-tion, authorize the Company's EDGAR account administrators to appoint, remove or replace users for the undersigned's EDGAR account;

       (6) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of the Company, Forms 144, 3, 4 and 5, including amendments thereto, in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;

       (7) do and perform any and all acts for and on behalf of the under-signed that may be necessary or desirable to complete and execute any such Form 144, 3, 4 or 5, including amendments thereto, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and

       (8) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requi-site, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 144, 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney revokes all previous powers of attorney with respect to the subject matter of this Power of Attorney.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 14th day of January, 2026.


			/s/ Todd M. Schneider

Notary Public:

Signed before me on the 14th day of January, 2026, by Todd M. Schneider.

/s/ Jerri S. Meyer
Notary Public
My commission expires:
SEAL:  JERRI S. MEYER, NOTARY PUBLIC
       STATE OF OHIO